    As filed with the Securities and Exchange Commission on August 30, 2001
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
    Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

                               ----------------

                          SERACARE LIFE SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

                  California                                     33-0056054
       (State or Other Jurisdiction of                        (I.R.S. Employer
        Incorporation or Organization)                       Identification No.)

        1935 Avenida del Oro, Suite F
            Oceanside, California                                  92056
            (Address of Principal                                (Zip Code)
              Executive Offices)

       Registrant's telephone number, including area code: (760) 806-8922

                               ----------------

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock, no par value per share
                                (Title of Class)

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--------------------------------------------------------------------------------

                          SERACARE LIFE SCIENCES, INC.

                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

 Item No.               Caption                Location in Information Statement
 --------               -------                ---------------------------------
    1.    Business..........................   "Summary," "Risk Factors,"
                                               "Management's Discussion and
                                               Analysis of Financial Condition
                                               and Results of Operations" and
                                               "Description of Our Business"

    2.    Financial Information.............   "Management's Discussion and
                                               Analysis of Financial Condition
                                               and Results of Operations,"
                                               "Selected Financial Data," and
                                               "Index to Our Financial
                                               Statements"

    3.    Properties........................   "Our Business--Our Facilities"

    4.    Security Ownership of Certain
           Beneficial Owners and               "Security Ownership of Certain
           Management.......................   Beneficial Owners and Management"

    5.    Directors and Executive Officers..   "Management" and "Liability and
                                               Indemnification of Our Officers
                                               and Directors"

    6.    Executive Compensation............   "Management"

    7.    Certain Relationships and Related    "Summary," "Arrangements with
           Transactions.....................   SeraCare relating to the Spin-
                                               Off," and "Certain Relationships
                                               and Related Transactions"

    8.    Legal Proceedings.................   "Description of Our Business--
                                               Legal Proceedings"

    9.    Market Price of and Dividends on
           the Registrant's Common Equity      "The Spin-Off--Listing and
           and Related Stockholder Matters..   Trading of Our Common Stock"

   10.    Recent Sales of Unregistered         Not Included (see below)
           Securities.......................

   11.    Description of Registrant's          "Description of Our Capital
           Securities to be Registered......   Stock"

   12.    Indemnification of Directors and     "Liability and Indemnification of
           Officers.........................   Our Officers and Directors"

   13.    Financial Statements and             "Management's Discussion and
           Supplementary Data...............   Analysis of Financial Condition
                                               and Results of Operations,"
                                               "Selected Financial Data," and
                                               "Index to Our Financial
                                               Statements"

   14.    Changes in and Disagreements With
           Accountants on Accounting and       Not applicable
           Financial Disclosure.............

   15.    Financial Statements and             "Index to Our Financial
           Exhibits.........................   Statements" and "Index to Our
                                               Exhibits"

Item 10 Recent Sales of Unregistered Securities

  None.

Item 15 Financial Statements and Exhibits

  (a) Financial Statements filed as part of this Registration Statement

                                                                          Page
                                                                          ----
Report of Independent Certified Public Accountants.......................  F-2

Audited Financial Statements
For fiscal years ending February 28, 2001, February 29, 2000, and
 February 28, 1999
  Statements of Operations...............................................  F-3
  Balance Sheets.........................................................  F-4
  Statements of Shareholders' Equity.....................................  F-5
  Statements of Cash Flows...............................................  F-6
  Summary of Accounting Policies.........................................  F-7
  Notes to Financial Statements.......................................... F-10

Unaudited Financial Statements
For the three months ending May 31, 2001 and May 31, 2000
  Financial Statement Index.............................................. F-16
  Statements of Operations............................................... F-17
  Balance Sheets......................................................... F-18
  Statements of Shareholders' Equity..................................... F-19
  Statements of Cash Flows............................................... F-20
  Notes to Financial Statements.......................................... F-21

  (b) Exhibits

 Exhibit
 Number                                Description
 -------                               -----------
  3.1+   Articles of Incorporation.

  3.2 Amended and Restated Articles of Incorporation to be effective at the time of the spin-off.

  3.3+   Bylaws.

  3.4+ Amended and Restated Bylaws to be effective at the time of the spin-off.

  4.1    Form of SeraCare Life Sciences, Inc. common stock certificate.

 10.1+   Employment Agreement between American Blood Institute, Inc., Avre
         Inc., Binary Associates, Inc., and Jerry L. Burdick dated November 14,
         1995.

 10.1.1+ Amendment to Employment Agreement dated January 12, 2001.

 10.2+   Employment Agreement between American Blood Institute, Inc., Avre
         Inc., Binary Associates, Inc., and Barry Plost dated February 5, 1996.

 10.2.1+ Amendment to Employment Agreement dated January 12, 2001.

 10.3+ Employment Agreement between SeraCare, Inc. and Michael F. Crowley II dated November 1, 2000.

 10.3.1  Assignment and Assumption Agreement between SeraCare, Inc., SeraCare
         Life Sciences and Michael F. Crowley II dated August 24, 2001.

 10.4*+  Albumin Supply Agreement with Instituto Grifols, S.A. dated June 22,
         1999.

 10.4.1+ Amendment No. 1 dated June 10, 2001 to Albumin Supply Agreement dated
         June 22, 1999.

 10.5*+  Collaboration Agreement between Quest Diagnostics, Inc. and SeraCare,
         Inc. dated January 1, 2001.

 10.6*   Agreement between AMPC, Inc., (d/b/a Proliant) and SeraCare, Inc.
         dated October 1999.

 10.6.1  Assignment and Assumption Agreement between SeraCare, Inc., SeraCare
         Life Sciences and AMPC, Inc. (d/b/a Proliant).

 10.7+   Standard Industrial/Commercial Multi-Tennant Lease--Gross between Del
         Oro Gateway Partners, L.P. and The Western States Group, Inc., n/k/a
         SeraCare Life Sciences, Inc. dated as of April 16, 1998, and addendums thereto dated on or about October 12, 1998 and January 7, 1999.

 10.7.1+ Assignment and Assumption Agreement dated October 19, 1999 among Del
         Oro Gateway Partners, L.P. and Arthur Kazarian as Trustee for the
         General Wood Investment Trust.

 10.8+   Master Separation and Distribution Agreement between SeraCare, Inc.
         and SeraCare Life Sciences, Inc. dated June 10, 2001.

 10.8.1 Amendment No. 1 to the Master Separation and Distribution Agreement between SeraCare, Inc. and SeraCare Life Sciences, Inc. dated August
         1, 2001.

 10.9+   General Assignment and Assumption Agreement between SeraCare, Inc. and
         SeraCare Life Sciences, Inc. dated June 10, 2001.

 10.10+  Trademark License Agreement between SeraCare, Inc. and SeraCare Life
         Sciences, Inc. dated June 10, 2001.

 10.11+  Employee Matters Agreement between SeraCare, Inc. and SeraCare Life
         Sciences, Inc. dated June 10, 2001.

 10.12+  Tax Sharing Agreement between SeraCare, Inc. and SeraCare Life
         Sciences, Inc. dated June 10, 2001.

 10.13+  Supply and Services Agreement between SeraCare, Inc. and SeraCare Life
         Sciences, Inc. dated June 10, 2001.

 99.1    SeraCare Life Sciences, Inc. Information Statement dated August 30,
         2001.

--------
*  Confidential Treatment Requested
+  Previously Filed

                                   SIGNATURES

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 29, 2001.

                                          SeraCare Life Sciences, Inc.

                                                     /s/ Jerry Burdick
                                          By: _________________________________
                                            Name: Jerry Burdick
                                            Title: Chief Financial Officer

                               INDEX OF EXHIBITS

 Exhibit
 Number                                Description
 -------                               -----------
  3.1+   Articles of Incorporation.

  3.2 Amended and Restated Articles of Incorporation to be effective at the time of the spin-off.

  3.3+   Bylaws.

  3.4+ Amended and Restated Bylaws to be effective at the time of the spin-off.

  4.1    Form of SeraCare Life Sciences, Inc. common stock certificate

 10.1+   Employment Agreement between American Blood Institute, Inc., Avre
         Inc., Binary Associates, Inc., and Jerry L. Burdick dated November 14,
         1995.

 10.1.1+ Amendment to Employment Agreement dated January 12, 2001.

 10.2+   Employment Agreement between American Blood Institute, Inc., Avre
         Inc., Binary Associates, Inc., and Barry Plost dated February 5, 1996.

 10.2.1+ Amendment to Employment Agreement dated January 12, 2001.

 10.3+ Employment Agreement between SeraCare, Inc. and Michael F. Crowley II dated November 1, 2000.

 10.3.1  Assignment and Assumption Agreement between SeraCare, Inc., SeraCare
         Life Sciences and Michael F. Crowley II dated August 24, 2001

 10.4*+  Albumin Supply Agreement with Instituto Grifols, S.A. dated June 22,
         1999.

 10.4.1+ Amendment No. 1 dated June 10, 2001 to Albumin Supply Agreement dated
         June 22, 1999.

 10.5*+  Collaboration Agreement between Quest Diagnostics, Inc. and SeraCare,
         Inc. dated January 1, 2001.

 10.6*   Agreement between AMPC, Inc., (d/b/a Proliant) and SeraCare, Inc.
         dated October 1999.

 10.7+   Standard Industrial/Commercial Multi-Tennant Lease--Gross between Del
         Oro Gateway Partners, L.P. and The Western States Group, Inc., n/k/a
         SeraCare Life Sciences, Inc. dated as of April 16, 1998, and addendums thereto dated on or about October 12, 1998 and January 7, 1999.

 10.7.1+ Assignment and Assumption Agreement dated October 19, 1999 among Del
         Oro Gateway Partners, L.P. and Arthur Kazarian as Trustee for the
         General Wood Investment Trust.

 10.8+   Master Separation and Distribution Agreement between SeraCare, Inc.
         and SeraCare Life Sciences, Inc. dated June 10, 2001.

 10.8.1 Amendment No. 1 to the Master Separation and Distribution Agreement between SeraCare, Inc. and SeraCare Life Sciences, Inc. dated August
         1, 2001

 10.9+   General Assignment and Assumption Agreement between SeraCare, Inc. and
         SeraCare Life Sciences, Inc. dated June 10, 2001.

 10.10+  Trademark License Agreement between SeraCare, Inc. and SeraCare Life
         Sciences, Inc. dated June 10, 2001.

 10.11+  Employee Matters Agreement between SeraCare, Inc. and SeraCare Life
         Sciences, Inc. dated June 10, 2001.

 10.12+  Tax Sharing Agreement between SeraCare, Inc. and SeraCare Life
         Sciences, Inc. dated June 10, 2001.

 10.13+  Supply and Services Agreement between SeraCare, Inc. and SeraCare Life
         Sciences, Inc. dated June 10, 2001.

 99.1    SeraCare Life Sciences, Inc. Information Statement dated August 30,
         2001.

--------
*  Confidential Treatment Requested
+  Previously Filed